Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-40441, 33-55264, 33-84736, 333-1040, 333-31021, 333-82459, 333-66656, 333-105205, 333-112164, 333-126703 and 333-135000 on Form S-8 and 333-650, 33-95896 and 333-87554 on Form S-4 of our reports dated February 21, 2008 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments, on January 1, 2006, as described in Note 3), relating to the financial statements and financial statement schedule of Manpower Inc. and subsidiaries and the effectiveness of Manpower Inc.’s internal control over financial reporting, appearing in and incorporated by reference in this Annual Report on Form 10-K of Manpower Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Milwaukee, Wisconsin
February 21, 2008